                                                                       Exhibit 5


October 4, 1996







Multiple Zones International, Inc.
707 South Grady Way
Renton, Washington  98055-3233

RE:      FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

We have acted as counsel to Multiple Zones International, Inc. (the "Company") in connection with the preparation of its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company will file with the Securities and Exchange Commission, with respect to an aggregate of 1,626,000 shares of Common Stock of the Company (the "Shares") issuable upon exercise of options, or pursuant to the terms of any stock appreciation rights, restricted stock awards or stock units, granted or to be granted under the Company's 1993 Stock Incentive Plan (the "Plan").

We have examined the Registration Statement and such other documents and records as we have deemed relevant and necessary for the purpose of this opinion.

Based upon and subject to the foregoing, we are of the opinion that the Shares issuable under the Plan will, upon due execution by the Company and the registration by its registrar of the certificates for the Shares and issuance thereof by the Company and receipt by the Company of the consideration therefor in accordance with the terms of the Plan, be validly issued, fully paid and nonassessable.

Multiple Zones International, Inc.
October 4, 1996
Page 8



We note that a member of our firm is an Assistant Secretary of the Company and the beneficial owner of 7,500 shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


/s/ Frank C. Woodruff
----------------------------------------
Frank C. Woodruff
         of
GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.
         for
GRAHAM & JAMES LLP